Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
IN ACCORDANCE WITH SECTION 906 OF THE SARBANES-OXLEY ACT

    In connection with the quarterly report of Sharps Compliance Corp. (the “Company”) on Form 10-Q/A for the period ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned, in the capacities and on the dates indicated below, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge that:

(1)The Form 10-Q/A report for the period ended September 30, 2021, filed with the Securities and Exchange Commission on May 11, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Form 10-Q/A report for the period ended September 30, 2021 fairly presents, in all material respects, the financial condition and results of operations of Sharps Compliance Corp.

Date: May 11, 2022	/s/Pat Mulloy
Chief Executive Officer and President
(Principal Executive Officer)

Date: May 11, 2022	/s/Eric T. Bauer
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: May 11, 2022	/s/Diana P. Diaz
Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.  A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.